UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 5, 2015

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)           Boston Scientific Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 5, 2015 at its Corporate Headquarters located in Marlborough, Massachusetts.

(b)           The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

(1)                     All eleven director nominees were elected to the Company’s Board of Directors for a one-year term to hold office until the Company’s 2016 Annual Meeting of Stockholders and until their successors have been elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Nelda J. Connors	1,100,607,449	17,045,045	56,352,573
Charles J. Dockendorff	1,106,857,157	10,795,337	56,352,573
Kristina M. Johnson	1,101,047,615	16,604,879	56,352,573
Edward J. Ludwig	1,102,566,527	15,085,967	56,352,573
Stephen P. MacMillan	1,097,304,916	20,347,578	56,352,573
Michael F. Mahoney	1,103,435,990	14,216,504	56,352,573
Ernest Mario	716,615,095	401,037,399	56,352,573
N.J. Nicholas, Jr.	971,605,297	146,047,197	56,352,573
Pete M. Nicholas	1,095,195,859	22,456,635	56,352,573
David J. Roux	1,102,085,411	15,567,083	56,352,573
John E. Sununu	1,100,206,409	17,446,085	56,352,573

(2)                     The advisory vote on the compensation for the Company’s “Named Executive Officers” as disclosed in the Company’s proxy statement for the Annual Meeting (the “Proxy Statement”) was approved.

For	Against	Abstain	Broker Non-Votes
1,099,762,641	15,075,270	2,814,583	56,352,573

(3)                     The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year was ratified.

For	Against	Abstain	Broker Non-Votes
1,162,172,501	10,444,359	1,388,207	N/A

(4)                     The stockholder proposal regarding accountability in animal use as described in the Proxy Statement was not approved.

For	Against	Abstain	Broker Non-Votes
31,831,102	836,036,432	249,784,960	56,352,573

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: May 6, 2015	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel